UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Pharmacyte biotech, inc.
(Name of Registrant as Specified In Its Charter)

IROQUOIS MASTER FUND LTD.

IROQUOIS CAPITAL MANAGEMENT, LLC

IROQUOIS CAPITAL INVESTMENT GROUP LLC

JNS HOLDINGS GROUP LLC

LEO ABBE

RICHARD ABBE

KIMBERLY PAGE

STEPHEN FRISCIA

CHARLES S. RYAN

JONATHAN L. SCHECHTER

JOSHUA N. SILVERMAN

JUDE C. UZONWANNE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Iroquois Master Fund Ltd., a Cayman Island exempted limited company (“Iroquois Master”), together with the other participants named herein (“collectively, “Iroquois”), has filed a preliminary consent statement and accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with its solicitation of written consents from the stockholders of PharmaCyte Biotech, Inc., a Nevada corporation (the “Company”) in lieu of a meeting, to, among other things, expand the size of the Board of Directors of the Company by eight (8) members and elect Iroquois’ eight (8) highly qualified nominees to fill the resulting vacancies.

On July 28, 2022, Iroquois issued the following press release:

IROQUOIS FILES PRELIMINARY CONSENT MATERIALS TO RECONSTITUTE BOARD OF DIRECTORS AT PHARMACYTE BIOTECH, INC.

Reiterates its Belief that the Root Cause of the Company’s Problems is an Insular and Dysfunctional Board Comprised of Chairman and CEO Kenneth Waggoner’s Entrenched Management Team and Unqualified, Hand-Picked Appointees

Expresses Disappointment in the Board’s Failure to Negotiate a Resolution to the Ongoing Proxy Fight in Good Faith By Reneging on its Proposed Settlement Framework and Continual Moving of Goalposts

Warns the Board Against Any Plans to Delay the 2022 Annual Meeting to Use the Company’s Stock Buyback Program in a Self-Serving and Entrenching Manner

Believes Significant Value Can Be Unlocked at the Company with a New Culture of Accountability Emanating from the Boardroom

New York, NY – July 28, 2022 – Iroquois Capital Management, LLC (together with its affiliates, “Iroquois”), one of the largest stockholders of PharmaCyte Biotech, Inc. (“PharmaCyte”, “PMCB” or the “Company”) (NASDAQ:PMCB), with an aggregate ownership stake together with the other participants in its solicitation of approximately 7.2% of the Company’s outstanding shares, today announced that it has filed preliminary consent materials with the SEC regarding its solicitation of written consents from stockholders in lieu of a stockholder meeting to reconstitute a majority of the PharmaCyte Board of Directors (the “Board”) with its slate of highly qualified nominees.

In the preliminary consent materials, Iroquois detailed its belief that PharmaCyte’s insular and dysfunctional Board, comprised entirely of the Company’s failing management team and Chairman and CEO Kenneth Waggoner’s hand-picked appointees lacking other public company directorship or capital markets experience, is the root cause of the Company’s severe destruction of stockholder value and loss of credibility with investors, continually shifting timelines and missed milestones with respect to its clinical development efforts, erratic investor communication practices, misaligned incentive structures and highly irregular and problematic governance structure.

Richard Abbe, President of Iroquois, stated, “As one of PharmaCyte’s largest stockholders, our sole focus since investing in the Company in August 2021 has been to help improve the Company’s performance and maximize value for stockholders. Although limited progress has been made in areas where we have repeatedly pushed the Company to improve, that progress came only after making our concerns public. We are disappointed by the Board’s failure to negotiate in good faith to resolve the proxy contest and especially disappointed by the Company's reneging on the initial settlement framework that it had proposed to reconstitute a majority of the Board with individuals representing stockholder interests.

We believe stockholders have suffered long enough under this Board and management team. We will not allow continued gamesmanship by the Company or its advisors to either delay or dilute a referendum on the existing Board and management team. That referendum comes at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”), for which the Board has failed to set a record date for or otherwise make any progress towards holding, or through the written consent of stockholders to our proposals. Our ultimate goal is to install our slate of highly qualified nominees as a majority of the Board, providing effective representation of common stockholders. If the real motivation behind the Board’s delay with respect to the 2022 Annual Meeting is to manipulate its recently announced stock buyback program to buy time and buy votes ahead of a contested election, or to enter into any other self-serving transaction designed to entrench this dysfunctional Board, Iroquois wants to emphasize to the Board that such tactics are made in vain. We strongly believe that accountability will ultimately return to the boardroom.

We look forward to continuing to engage with our fellow stockholders over the coming weeks and invite you to review our preliminary consent statement, which explains why we believe our slate of professionals has the requisite skillsets, experience, drive, sense of accountability and demonstrated skin in the game needed to turn the Company around and maximize value for stockholders, PharmaCyte’s key constituents.”

About Iroquois Capital Management, LLC

Iroquois Capital Management, LLC is a New York-based investment adviser that provides investment advisory services to Iroquois Master Fund Ltd., a privately pooled investment vehicle.

Certain Information Concerning the Participants

Iroquois Master Fund Ltd., a Cayman Island exempted limited company (“Iroquois Master”), together with the other participants named herein (collectively, “Iroquois”), has filed a preliminary consent statement and accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit consents from stockholders of PharmaCyte Biotech, Inc., a Nevada corporation (the “Company”), to, among other things, expand the size of the Board by eight (8) members and elect Iroquois’ eight (8) highly qualified nominees to fill the resulting vacancies.

IROQUOIS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' CONSENT SOLICITOR.

The participants in the consent solicitation are anticipated to be Iroquois Master, Iroquois Capital Management, LLC, a Delaware limited liability company (“Iroquois Capital”), Iroquois Capital Investment Group LLC, a Delaware limited liability company (“ICIG”), JNS Holdings Group LLC (“JNS”), a New York limited liability company, Leo Abbe, Richard Abbe, Kimberly Page, Stephen Friscia, Charles S. Ryan, Jonathan L. Schechter, Joshua N. Silverman and Jude C. Uzonwanne.

As of the close of business on July 27, 2022, Iroquois Master is the direct beneficial owner of (i) 1,316,499 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) 196,000 shares of Common Stock issuable upon the exercise of certain warrants, all of which are subject to a 4.99% blocker provision (the “Warrants”). As of the close of business on July 27, 2022, ICIG is the direct beneficial owner of (i) 68,370 shares of Common Stock and (ii) 84,000 shares of Common Stock issuable upon the exercise of Warrants. Iroquois Capital, as the investment manager to Iroquois Master, may be deemed the beneficial owner of the (i) 1,316,499 shares of Common Stock and (ii) 196,000 shares of Common Stock issuable upon the exercise of the Warrants directly owned by Iroquois Master. As of the close of business on July 27, 2022, Mr. Abbe does not directly beneficially own any securities of the Company. Mr. Abbe, by virtue of his position as the President of Iroquois Capital and as a managing member of ICIG, may be deemed the beneficial owner of the (i) 1,384,869 shares of Common Stock and (ii) 280,000 shares of Common Stock issuable upon the exercise of the Warrants owned in the aggregate by Iroquois Master and ICIG. As of the close of business on July 27, 2022, Mrs. Page does not directly beneficially own any securities of the Company. Mrs. Page, by virtue of her position as a Director of Iroquois Master, may be deemed the beneficial owner of the (i) 1,316,499 shares of Common Stock and (ii) 196,000 shares of Common Stock issuable upon the exercise of the Warrants directly owned by Iroquois Master. As of the close of business on July 27, 2022, Mr. Schechter is the direct beneficial owner of 50,000 shares of Common Stock. As of the close of business on July 27, 2022, Mr. Silverman does not directly beneficially own any securities of the Company. Mr. Silverman, by virtue of his position as a managing member of JNS, may be deemed the beneficial owner of the 50,000 shares of Common Stock directly owned by JNS. As of the close of business on July 27, 2022, Messrs. Friscia, Ryan and Uzonwanne do not own beneficially or of record any securities of the Company.

Investor Contacts

Richard Abbe

Managing Member

Iroquois Capital Management, LLC

(212) 974-3070

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

info@saratogaproxy.com